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                              CUSTODIAN AGREEMENT

     THIS AGREEMENT made on this thirteenth day of February, 1997, between Granum Series Trust, a Delaware business trust consisting of the Granum Value Fund (hereinafter called the "Fund"), and FIRSTAR TRUST COMPANY, a corporation organized under the laws of the State of Wisconsin (hereinafter called "Custodian"),

     WHEREAS, the Fund desires that its securities and cash shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and Custodian agree as follows:

1.   DEFINITIONS

     The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Fund by any two of the President, a Vice President, the Secretary and the Treasurer of the Fund, or any other persons duly authorized to sign by the Board of Trustees.

     The word "Board" shall mean Board of Trustees of  Granum Series Trust.

2.   NAMES, TITLES, AND SIGNATURES OF THE FUND'S OFFICERS

     An officer of the Fund will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in
Section 1 hereof, and the names of the members of the Board of Trustees, together with any changes which may occur from time to time.

     ADDITIONAL SERIES. Granum Series Trust is authorized to issue separate Series of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

3.   RECEIPT AND DISBURSEMENT OF MONEY

     A. Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof,

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all cash received by it from or for the account of the Fund.  Custodian shall make payments of cash to, or for the account of, the Fund from such cash only:

           (a) for the purchase of securities for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Fund or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

           (b) for the purchase or redemption of shares of beneficial interest of the Fund upon delivery thereof to Custodian, or upon proper instructions from Granum Series Trust;

           (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

           (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

           (e) for other proper corporate purposes certified by resolution of the Board of Trustees of the Fund.

           Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate and a certified copy of a resolution of the Board specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate and a certified copy of a resolution of the Board need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate and a certified copy of a resolution of the Board is received by Custodian within two business days thereafter.

           B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Fund.

           C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.


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4.   SEGREGATED ACCOUNTS

          Custodian shall hold in a separate account, and physically segregate at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities and other investments other than cash and cash equivalents received by it for, or for the account of, the Fund. All such securities and other investments are to be held or disposed of by Custodian for, and subject at all times to the instructions of the Fund pursuant to the terms of this Agreement. Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or other investments, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 5 of this Agreement.

5.   TRANSFER, EXCHANGE, REDELIVERY, ETC. OF SECURITIES

          Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

          (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

          (b) when such securities are called, redeemed or retired or otherwise become payable;

          (c) for examination by any broker selling any such securities in accordance with "street delivery" custom;

          (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such securities pursuant to their terms into other securities;

          (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

          (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

          (h) for the purpose of redeeming in kind shares of beneficial interest of the Fund upon delivery thereof to Custodian; or

          (i)  for other proper corporate purposes.

          As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefore shall be deliverable to Custodian.


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     Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate and a certified copy of a resolution of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate and a certified copy of a resolution of the Board need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Fund issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate and a certified copy of a resolution of the Board is received by Custodian within two business days thereafter.

6. CUSTODIAN'S ACTS WITHOUT INSTRUCTIONS

     Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Fund, all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7. REGISTRATION OF SECURITIES

     Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

     The Fund shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.


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8. VOTING AND OTHER ACTION

     Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall promptly deliver, or cause to be executed and delivered, to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

     Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agent) making the tender or exchange offer.

9. TRANSFER TAX AND OTHER DISBURSEMENTS

     The Fund shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10. CONCERNING CUSTODIAN

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

     Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

     Custodian shall use reasonable care in providing services to the Fund pursuant to this Agreement. The Fund agrees to indemnify and hold harmless Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this

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Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. Custodian is authorized to charge any account of the Fund for such items.

     In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Fund, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefore.

     Custodian agrees to indemnify and hold harmless the Fund or their nominees from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against the fund or their nominees in connection with the performance of this agreement, except such as may arise from the Fund's, or their nominees own negligent action, negligent failure to act, or willful misconduct.

11. FOREIGN SUBCUSTODIANS

     Custodian is hereby authorized to assign as subcustodians for the Fund's securities and other assets maintained outside of the United States the foreign banking institutions and foreign securities depositories designated on Schedule B hereto ("Foreign Subcustodians") provided that, if the Custodian utilizes the services of a Foreign Subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Fund by the Foreign Subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement. Upon receipt of proper instructions from the Fund, together with a certified resolution of the Board, Custodian and the Fund may agree to amend Schedule B hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as Foreign Subcustodians. Upon receipt of proper instructions from Custodian, the Fund may instruct Custodian to cease the employment of any one or more Foreign Subcustodians for maintaining custody of the Fund's assets.

     Custodian shall limit the securities and other assets maintained in the custody of Foreign Subcustodians to the following: (a) "foreign securities," as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"); and (b) cash and cash equivalents in such amounts as custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. Custodian shall identify on its books and records as belonging to the Fund, the foreign securities of the Fund held by each Foreign Subcustodian.

     Notwithstanding anything contained herein, if the Fund requires the Custodian to engage specific Foreign Subcustodians for the safekeeping and/or clearing of assets, the Fund agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Foreign Subcustodian in regard to the Fund's assets, except as may arise from the Custodian's or the Foreign Subcustodian's negligent action, negligent failure to act or willful misconduct.


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12. REPORTS BY CUSTODIAN

     Custodian shall furnish the Fund daily as agreed upon with a statement summarizing all transactions and entries for the account of the Fund.
Custodian shall furnish to the Fund, at the end of every month, a list of the portfolio securities showing the adjusted average cost of each issue and the market value at the end of such month. Custodian shall furnish the Fund, at the close of each quarter of the Fund's fiscal year, with a list showing cost and market values of the securities held by it for the Fund hereunder, adjusted for all commitments confirmed by the Fund as of such close, certified by a duly authorized officer of Custodian. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Fund.

13. TERMINATION OR ASSIGNMENT

     This Agreement may be terminated by the Fund, or by Custodian, on sixty
(60) days notice, given in writing and sent by registered mail to Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Fund at Granum Series Trust located at 126 East 56th Street, New York, N.Y. 10022 as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

     This Agreement may not be assigned by Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Trustees.

14. DEPOSITS OF SECURITIES IN SECURITIES DEPOSITORIES

     No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Trustees of the Fund approves by resolution the use of such central securities clearing agency or securities depository.

15. RECORDS

     To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Fund pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder,

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Custodian agrees to make any such records available to the Fund upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended.

     Trustees and shareholders shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

     Executed in several counterparts, each of which is an original.

  GRANUM SERIES TRUST                        FIRSTAR TRUST COMPANY

  /s/ Jonas Siegel                           /s/ Joe D. Redwine
  -----------------------------------------  --------------------------------
  Title:  Chief Financial Officer/Treasurer  Title:  First Vice President

  Date: February 13, 1997                    Date: February 27, 1997
        -----------------------------------        --------------------------

  Attest: /s/ Lewis M. Eisenberg             Attest: /s/ Paul Rock
          ---------------------------------          ------------------------




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EXHIBIT A
CUSTODIAN AGREEMENT

                      MUTUAL FUND CUSTODIAL AGENT SERVICE
                              DOMESTIC PORTFOLIOS
                              ANNUAL FEE SCHEDULE

-       Fund groups less than $500 million

-       Annual fee based on market value of assets:

        -  $0.20 per $1,000 (2.0 basis points)

-       Minimum annual fee per fund:  $3,000

- Investment transactions: (purchase, sale, exchange, tender, redemption, maturity, receipt delivery)

        - $12.00 per book entry security (depository or Federal Reserve system)

        -  $25.00 per definitive security (physical)

        -  $75.00 per Euroclear

        -  $ 8.00 per principal reduction on pass-through certificates

        -  $35.00 per option/future contracts

- Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time is credited to your account

-       Extraordinary expenses:  Based on time and complexity involved

- Out-of-pocket expenses: Charged to the account, including but not limited to:

        -  $10.00 per variation margin transaction
        -  $10.00 per Fed wire deposit or withdrawal

- Fees are billed monthly, based on market value at the beginning of the month